UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 30, 2018, PPL Corporation ("PPL") issued a news release regarding its filing of a complaint against Talen Energy Corporation ("Talen") and certain of its affiliates, including Riverstone Holdings, LLC, in the Delaware Court of Chancery, seeking damages and relief from claims made by Talen in Montana state court arising out of the spinoff of PPL Energy Supply in June 2015. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Additionally, PPL has posted a copy of the news release on its website at www.pplweb.com. Investors and others should note that PPL may announce from time to time material information regarding the aforementioned matters using PPL's website (www.pplweb.com), SEC filings, news releases and public conference calls. Such litigation information may also be otherwise publicly available.

The news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements include those concerning the outcome of litigation. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Factors that could cause actual results to differ materially from the forward-looking statements include inherent uncertainties of litigation and factors outside of PPL's control. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL's Form 10-K and other reports on file with the Securities and Exchange Commission. PPL disclaims any intention or duty to update forward-looking statements made in the news release.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits

99.1 -	News Release, dated November 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  November 30, 2018